Exhibit 3.34

AMENDED AND RESTATED BYLAWS

OF

James A. Cummings, Inc.

a Florida corporation

(the “Corporation”)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at such time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or by a sufficient number of the directors to constitute a quorum, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders sha1l be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the person or persons calling such meeting.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Notice of a meeting of the shareholders need not be given to any shareholder who signs a waiver of notice either before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened. If any shareholder shall transfer his stock after notice, it shall not be necessary to notify the transferee.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be-necessary to give any notice of the adjourned meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

Section 7. Petition for Meeting. Whenever from want of sufficient bylaws, or of officers duly authorized, or from neglect or refusal of such officers, or from any other impediment, a legal meeting of this corporation cannot otherwise be called, the holders of one-third (1/3) or more of the stock of the Corporation may make written application to the County Judge of the county wherein it is desirable to hold such meeting, for a warrant directed to any of such shareholders directing him to call a meeting of the shareholders of the Corporation by giving the usual notice. When a meeting is called by such a warrant, the person to whom it is directed shall preside until a presiding officer is chosen, unless there be an officer present whose duty it may be to preside.

Section 8. Voting. Every shareholder having the right and entitled to vote at a meeting of shareholders shall be entitled, upon each proposal presented at the meeting, to one vote for each share of voting stock recorded in has name on the books of the corporation on the record date fixed as provided in the next section of this Article, or if no such record date was fixed, on the day of the meeting. The books of record of shareholders shall be produced at any shareholder’s meeting upon the request of any shareholder.

Section 9. Record Date. The Board of Directors may fix a date not more than sixty (60) days prior to the date set for a meeting of shareholders as the record date as of which the shareholders of record who have the right to and are entitled to notice of, and to vote at, the meeting and any adjournment thereof shall be determined.

Section 10. Proxies. At any meeting of shareholders or any adjournment thereof, any shareholder of record having the right and entitled to vote thereat may be represented and vote by a proxy appointed by an instrument executed in writing by the shareholder or his attorney-in-fact: In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all of the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide. Unless otherwise provided therein, no proxy shall be valid after the duration of eleven (11) months from the date thereof.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver maybe voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Shares of stock held under a voting trust agreement shall be voted in accordance with the instructions, limitations, and conditions contained in such agreement.

Section 12. Action by Shareholders Without A Meeting. Any action required by law, these bylaws, or the Articles of Incorporation of this corporation to be taken, at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

ARTICLE II

DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state nor shareholders of this corporation.

Section 3. Compensation. Shareholders shall have authority to fix the compensation of directors.

Section 4. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number. This corporation shall have at least two (2) directors. The shareholders may, from time to time, and at any time, at a duly constituted meeting, raise or lower the number of directors of this corporation, provided that they shall not lower the number below one.

Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he is elected or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 8. Removal of Directors. At any meeting of shareholders any director or the entire Board of Directors may be removed, with or without cause, by a vote, of the holders of a majority of the shares then entitled to, vote at an election of directors, and new directors elected.

Section 9. Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

Section 11. Place of Meeting. Regular and special meetings of the Board of

Directors shall be field within or out of the State of Florida.

Section 12. Meetings. Meetings of the Board of Directors shall be held jointly with or immediately following the annual meeting of shareholders, and at such other times during the year as the majority of the Board of Directors may fix. Written notice of the time and place of meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least one day before the meeting or by notice mailed to the director at least three days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors maybe called by the Chairman of the Board of Directors or by a majority of the Board of Directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which maybe taken at a meeting of the Board of Directors or a committee thereof, maybe taken, without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, of all the members of the committee, as the case maybe, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

Section 14. Deadlock. If a majority of the Board of Directors is unable to agree on any matter at a meeting because of an even number of directors, this shall be deemed to have created a vacancy. If the directors then in office cannot then elect an additional director, then the meeting shall be adjourned for a period of one week. If the reconvened meeting cannot elect an additional director, then such reconvened meeting shall be adjourned and the matter or matters in dispute shall be submitted to the shareholders. The shareholders may intervene during the period of adjournment to take such action as they deem necessary, including but not limited to removal of one or all directors, or increasing the number of directors and reconvening the meeting of the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Officers. The officers of this corporation shall consist of a Chief Executive Officer, a President, Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors; in addition, the Board of Directors may elect a member of the Board of Directors to serve as Chairman of the Board of Directors, in which event, said Chairman of the Board of Directors shall also constitute an Executive Officer of this corporation, provided, however, that the shareholders may remove and appoint such officers as they may choose, with or without cause, at any time. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. General Duties. All officers, assistant officers, and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these bylaws, or as may be determined by the resolution of the Board of Directors not inconsistent with these bylaws.

Section 3. Election, Term of Office and Qualification. The Chief Executive Officers, the President, one or more Vice Presidents, a Secretary and a Treasurer shall be chosen annually by the board of Directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified, or until he shall have resigned or shall have been removed in the manner provided in Section 4 of this Article.

Section 4. Removal. Any officer, assistant officer or agent elected or appointed by the Board of Directors may be removed, at any time, for any reason, by the affirmative vote of the majority of the Board of Directors or shareholders.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or any officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. Any vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors for the unexpired portion of the term.

Section 7. The Chief Executive Officer. The Chief Executive Officer, if any, in conjunction with, or in the place of, the President, shall be responsible for and control the general direction of the affairs of the Corporation, subject to the control of the Board of Directors.

Section 8. The President. The President shall be a principal executive officer of the Corporation and shall he responsible for and control the general direction of the affairs of the Corporation except as otherwise prescribed by the Board of Directors, and except to the extent that there exists a Chief Executive Officer.

Section 9. The Vice President. Each Vice President shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed from time to time by the President. In the event of incapacity of the President, a Vice President designated the Board of Directors shall perform such duties of the President as the Board of Directors shall prescribe.

Section 10. The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice to the members of the Board of Directors of all meetings, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision be shall be. The Secretary shall keep in safe custody the seal of the corporation.

Section 11. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies other valuable effects in the name and to the credit of the Corporation in such depositories as may designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give the Corporation a bond if required by the Board of Directors in a sum to be set by them, and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever bind in his possession or under his control belonging to the Corporation.

Section 12. Delegation of Duties. In the case of the absence of an officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers and duties of such officers to any other office or officers, or to any director or directors, or to any other individual or individuals.

Section 13. Salaries. The salary of the officers shall be fixed from time to time by the Board of Directors or the executive committee. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE IV

STOCK CERTIFICATES

Section 1. Authorized Issuance. This corporation may issue the shares of stock authorized by its Articles of Incorporation.

Section 2. Issuance. Every shareholder shall be entitled to have, for each kind, class or series of stock held, certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the corporation. The seal may be facsimile, engraved or printed. When such certificate is signed by (a) a transfer agent or an assistant transfer agent, other than the Corporation itself, or by (b) a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any of those officers named herein may be facsimile.

In case any officer who signed, or whose facsimile signature has been used on any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may, nevertheless, be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 3. Form. It shall not be necessary to set forth in any stock certificate the provisions of the Articles of Incorporation showing the class or classes of stock authorized to be issued and the distinguishing characteristics thereof. Those provisions may be either (a) summarized on the face or back of the certificate, or (b) incorporated by reference made on the face or back of the certificate; the reference stating that a copy of the provisions, certified by an officer of the Corporation, will be furnished by the Corporation or its transfer agent, without cost, to and upon request of the certificate holder.

All certificates for shares shall be consecutively numbered or otherwise identified.

Section 4. Transfer. All certificates for shares transferred must be surrendered to the Corporation, properly endorsed, for cancellation. Such surrender shall be made by the transferor or by his duly authorized representative. No new certificate shall be issued unless the former certificate for a like number of shares has been surrendered and canceled; except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

No transfer of stock shall be valid against this corporation, its shareholders

(other than the transferor) or its creditors for any purpose except to render the transferee liable for debts of the Corporation to the extent required by law, until it shall have been registered upon the Corporation’s books.

ARTICLE V

BOOKS AND RECORDS

Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders Board of Directors and committees of directors.

This corporation shall keep at its registered office or principal place of business or with its attorney, a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders’ Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor, for at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

Section 3. Financial Information.

a.             Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close if its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year. This provision may be waived by vote of the shareholders.

b.             Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

c.             The balance sheets and profits and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI

DIVIDENDS

Section 1. Dividends. The Board of Directors of this corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of the Florida Statutes.

Sections 2. Record Date. The Board of Directors may fix a date as the record date for the determination of shareholders entitled to receive payment of a dividend. If no such date is fixed, the dividend shall be payable to the shareholders of record on the date when the dividend is paid.

ARTICLE VII

CORPORATE SEAL

The Board of Directors shall provide a corporate seal for the Corporation.

ARTICLE VIII

AMENDMENT

These bylaws may be altered, amended or repealed, and new bylaws maybe adopted by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically prescribe in such bylaw that it shall not be altered, amended or repealed by the directors.

ARTICLE IX

INDEMNIFICATION

The corporation shall indemnify to the fullest extent permitted by the Florida Business Corporation Act any person who has been made, or is threatened to be made,

a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise.